July 14, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Attn: Document Control

Re:	 Depositary Shares Evidenced
by
	        American Depositary Receipts
for
	One-Tenth of the Par Value of
CHF 10 Each of
	Zurich Financial Services
	(File No. 333-12512)

Dear Sirs:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
depositary for securities against which
American Depositary Receipts are to be
issued, we enclose a copy of the revised prospectus (the Prospectus) for Zurich
Financial Services.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for Zurich Financial
Services.

Due to the par value change of Zurich
Financial Services, the Prospectus has been revised to reflect the new par which states that:

Effective July 14, 2003Zurich Financial
Services has changed its par value from
CHF10 to CHF 9.

Very truly yours,
/s/ Tatyana Vesselovskaya
Tatyana Vesselovskaya
Account Administrator
Tel (212) 815-2221
Fax (212) 571-3050


cc:	Paul Dudek, Esq.
	(Office of International
Corporate Finance)



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